Exhibit 16.2



November 5, 2001


U.S. Securities and Exchange Commission
450 South Fifth Street N.W.
Washington, D.C. 20549

                  Re: Vicom, Incorporated

Commissioners:

We have read the statements made by Vicom, Incorporated (copy attached), which we understand will be filed with the commission, pursuant to Form 8-K, as part of the Company's Amendment No.1 to Form 8-K report dated October 22, 2001. We agree with the statements concerning our firm in such Amendment No.1 to Form 8-K.


Very truly yours,



/s/ Lurie Besikof Lapidus & Company, LLP